UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 16, 2003


                       GLOBAL FREIGHT INTEGRATORS, INC.
               (Exact name of Registrant as specified in charter)


          Nevada                        000-26687                   88-0429812
(State or other jurisdiction           (Commission              (I.R.S. Employer
     of incorporation)                 File Number)              Identification)


         7025 E. 1st Avenue, Suite 5
              Scottsdale, AZ                                         85251
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (480) 945-2232


                            Energy River Corporation
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective April 8, 2003, our board of directors made a decision on who will serve as the company's independent auditors. Previously, in an 8-K filed on June 5, 2002, it was stated that the Corporation retained the independent auditing firm of Epstein, Weber & Conover, PLC. In fact, the Corporation had not formally retained Epstein, Weber & Conover, PLC and Epstein, Weber & Conover, PLC has never issued reports for Global Freight Integrators, Inc. Since there were no reports from Epstein, Weber & Conover, PLC on the financial statements of Global Freight Integrators, Inc. there is no chance that Epstein, Weber & Conover, PLC prepared any reports that contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor have there been at any time, disagreements between Global Freight Integrators, Inc. and Epstein, Weber & Conover, PLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     We retained the accounting firm of Semple & Cooper LLP to serve as our independent accountants to audit our financial statements beginning with the year ended June 30, 2002. This engagement was effective April 8, 2003. Prior to its engagement as our independent auditors, Semple & Cooper LLP had not been consulted by us either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our financial statements or on any other matter that was the subject of any prior disagreement between us and our previous certifying accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibit No. 16: Letter from Epstein, Weber & Conover, PLC

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: April 16, 2003               GLOBAL FREIGHT INTEGRATORS, INC.

                                   By: /s/ Raymond Bills
                                      ---------------------------
                                      Raymond Bills, President